UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C., 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 27, 2013

Prime Estates and Developments, Inc.
(Exact name of registrant as specified in its Charter)

Nevada	333-162597	27-0611758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Drive,
Suite 3100, Chicago, Illinois 60606
(Address of Principal Executive Offices)

312.674.4529
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K /A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K /A (“Form 8-K/A”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

 Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K /A .

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2013 (the “Closing”), Prime Estates and Developments, Inc. a Nevada corporation (“Prime Estates and Developments, Inc.” or the “Registrant”), closed a reverse take-over transaction by which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various sectors as described below . Pursuant to a Share Exchange Agreement (the “Exchange Agreement”) between the Registrant and Amplerissimo Ltd, a company incorporated in Cyprus (“Amplerissimo”), and Dimitrios Goulielmos, sole shareholder of Amplerissimo, the Registrant acquired 100% of Amplerissimo’s issued and outstanding common stock.

As a result of the reverse take-over transaction, Dimitrios Goulielmos, sole shareholder of Amplerissimo, became our controlling shareholder and Amplerissimo became our wholly-owned subsidiary, and we acquired the business and operations of Amplerissimo.

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant.

Exchange Transaction

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding shares of Amplerissimo through the issuance of 100,000,000 restricted shares of Common Stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo. Immediately prior to the Exchange Agreement transaction, the Registrant had 25,585,532 shares of Common Stock issued and outstanding. Immediately after the issuance of the shares to Dimitrios Goulielmos, sole shareholder of Amplerissimo, the Registrant had 125,585,532 shares of Common Stock issued and outstanding.

The consideration provided pursuant to the Exchange Agreement was the issuance of 100,000,000 shares of our common stock.

The consideration was determined as follows:  In July 2013Amplerissimo had invoiced its clients for the amount of €6,427,947 or about $8,650,000, and had accounts payable of €493,718 or about $665,000.  Mr. Goulielmos indicated that he would not close the exchange transaction without issuing 100,000,000 shares to him.  This was his negotiating position.  We believed that it was in the best interest of our shareholders to accept the transaction with the consideration requested because otherwise we would not have acquired Amplerissimo and its receivables, nor had the ability to fund our existing and anticipated future financial obligations, thereby significantly increasing the risk of loss of the entire investment of all our existing shareholders if we did not accept the transaction with the terms which Mr. Goulielmos insisted.

The invoices were for services provided to two clients that Amplerissimo has. In our valuation we considered the risk that even if Amplerissimo would not collect all these amounts, or even in the case that the company would lose one of its clients, the company would still be able to generate considerable profits. In the good scenario that the company will manage to collect all of its accounts receivable and continue to conduct business with its two clients, or even increase its business with additional clients, then the profits of Amplerissimo could increase offering a greater value to the company and its shareholders.  Prime’s financial condition at the time of acquisition was that it had almost no operating capital, liquidity or financial resources.  Significant attempts had been made by management to improve the Company’s financial situation over the last two years with limited success.  Thus, even with collection of less than all of the accounts receivable of Amplerissimo, management of Prime felt that the acquisition was a significant improvement to the Company’s financial position, and this too was part of the basis for the consideration issued in the Exchange Transaction.  As noted below, in fact part of these receivables has been collected and the Company’s financial position as of the date of filing of this Form 8-K/A has in fact improved.

In addition, we also believed that Mr. Goulielmos has the ability to expand the company with more deals and acquisitions since he has significant experience and many contacts as an attorney who has been part of several merger and acquisition transactions.

Negotiations began between the Company and Amplerissimo Ltd. as follows:  We started our discussions for a possible merger with Mr. Goulielmos on July 3, 2013. We signed a Non-Disclosure Agreement on August 13, 2013 and we concluded the transaction on September 27, 2013.

In connection with the Exchange Transaction, and as more fully described in Item 5.02 below, Panagiotis Drakopoulos and Konstantinos Vassilopoulos, the Registrant’s executive officers immediately prior to the Exchange Transaction, resigned their current executive officer positions, and Dimitrios Goulielmos became our President and CEO, Panagiotis Drakopoulos became our CFO, and Konstantinos Vassilopoulos became our Secretary. Additionally, Panagiotis Drakopoulos and Konstantinos Vassilopoulos, who were also the Registrant’s directors immediately prior to the Exchange Transaction, remain on the Registrant’s board of directors, and Dimitrios Goulielmos was appointed to the Registrant’s board of directors, effective at Closing.   At this time, Panagiotis Drakopoulos and Konstantinos Vassilopoulos intend to remain on the board and they will continue to exercise control of the Board of Directors.  However, as Dimitrios Goulielmos owns the majority of the voting stock of the Corporation, he has the right under Nevada law to remove these two individuals at any time and to select and vote in replacements.  Dimitrios Goulielmos, Panagiotis Drakopoulos and Konstantinos Vassilopoulos have discussed this and for the current time the Board will remain as it is.  However, as the Company grows in accordance with its business plan, it may make business sense to add new directors with different expertise and even to have Panagiotis Drakopoulos and Konstantinos Vassilopoulos step down as Directors.  There is no definitive, binding agreement or understanding between Dimitrios Goulielmos, Panagiotis Drakopoulos and Konstantinos Vassilopoulos as to any change in the Board of Directors.

The foregoing description of the Exchange Agreement is qualified in its entirety by the contents of such Exchange Agreement, which is attached as Exhibit 2.1 to this Form 8-K /A .

Because this transaction was structured as a share exchange transaction and not a merger, no shareholder approval was required under Nevada law and shareholders have no dissenters’ rights.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 27, 2013, Prime Estates and Developments acquired Amplerissimo in a reverse take-over transaction. As a result, we acquired and now control the businesses and operations of Amplerissimo. Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the reverse take-over transaction under the Exchange Agreement.

The Exchange Agreement and the transactions contemplated thereunder were approved by our board of directors, as well as Amplerissimo’s director and Dimitrios Goulielmos, sole shareholder of Amplerissimo. Except for the Exchange Agreement and the transactions contemplated thereunder, neither we nor our officers and directors serving prior to the consummation of the Exchange Transaction had any material relationship with Amplerissimo or Dimitrios Goulielmos.

Other material terms and conditions of the Exchange Agreement are described under Item 1.01 above and such description is incorporated herein by reference.

From and after the Closing, we are continuing our real estate operations but intend to focus our primary attention upon the business of our new operating subsidiary Amplerissimo . Therefore, we disclose information about the business, financial condition, and management of Amplerissimo in this Form 8-K /A . Information concerning our real estate business which we are continuing is found in our Annual Report on Form 10-K filed with the SEC on September 13, 2013 and available on the SEC website at:   http://www.sec.gov/Archives/edgar/data/1474167/000147793213004207/0001477932-13-004207-index.htm.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K /A are to the consolidated business of Amplerissimo, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Continuing and New Operations

We are continuing our real estate business plan, however at the time of the acquisition we do not have any real estate operations .  We intend to focus our primary attention upon the future business of our new subsidiary Amplerissimo.

Existing Business at time of Acquisition/ Management’s Discussion and Analysis of Results of Operations of Existing Business at time of Acquisition

At the time of acquisition, we intended to acquire and operate commercial real estate and real estate related-assets in Greece, Bulgaria, Romania and the United States. We intended to focus on acquiring commercial properties such as those requiring development, redevelopment or repositioning, those located in markets and submarkets with what we believe to be high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

In addition, given current economic circumstances in the real estate industry, our investment strategy at the time of acquisition was designed also to include investments in real estate-related assets that we believe present opportunities for significant current income. Such investments may also have what we believe to be opportunities for capital gain, whether as a result of a discount purchase or related equity participations.

At the time of acquisition, we planned to acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other real properties such as forests. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums and single-tenant properties that may be converted for multifamily use.

We were planning, assuming we raise sufficient funding, to provide investors with a diversified portfolio of real estate assets.  Although we have reviewed the real estate markets in the countries in which we intend to acquire properties, we have no contract, agreement or commitment to acquire any property as of the date of this filing.

Specifically, at the time of acquisition, we had taken the following steps in furtherance of our business plan:

We have enriched our knowledge in the real estate market in Greece, Bulgaria, Romania and the United States by studying the existing statistics on this market and by having extensive discussions with many experts of the market as follows:

·	Overall we have reviewed over 50 properties or development projects in two countries, the USA and Greece.

·	The types of properties we have reviewed are residential and commercial.

·	Overall we have met with many real estate agents in two countries, the USA and Greece.

·
We have contacted two appraisers, one in the U.S. and another one in Greece. The appraiser we contacted in Greece is able to make appraisals also in Bulgaria and in Romania. In his team he also includes other scientists such as architects, engineers, topographers and seismologists.

In December 2010 we started to examine the possibility of adding forests, or signing joint venture agreements with companies or individuals that own management rights of forests, in order to take advantage of the economic benefits that can derive from these forests, including the so called “carbon credits”. A carbon credit is a generic term for any tradable certificate or permit representing the right to emit one ton of carbon dioxide or carbon dioxide equivalent.  We could sell carbon credits that derive from forestry to commercial and individual customers who are interested in lowering their carbon footprint.

Our discussions with various individuals concerning these properties and projects has included general discussions of acquiring properties directly either ourselves or in a joint venture with others or of developing properties either ourselves or in a joint venture with others, as described above.  As of the date of this filing, all such discussions have been general and we have no specific plan as to whether we will acquire or develop ourselves or jointly any specific properties or projects.

On February 17, 2011, we entered into an agreement with GreenEra, Ltd., a company formed under the laws of the Cyprus Republic, to acquire the rights of exploitation of a 60,000 hectares (approximately 150,000 acres) of forest land in Novo Aripuana, State of Amazonas, Brazil.  This property can be developed and can probably produce carbon credits that when sold could produce profits. Any profits that will be gained from the development of this property or through the sale of the carbon credits will be shared 50-50 between PMLT and the owner of the forest land.

The parties agree that:

·	Prime Estates will pay GreenEra $5,000 per month for approximately 34 years beginning in April 1, 2011.

·	Prime Estates will obtain financing sufficient to pay for all costs associated with obtaining the carbon credits, but not to exceed $1.2 million.

·	GreenEra will be the developer responsible for performing all actions necessary to obtain the credits.

GreenEra acquired the exclusive rights to develop and to obtain these carbon credits when it contracted with the landowner on December 28, 2009.  Therefore, Prime Estates & Developments Inc. has inherited the rights and obligations of that agreement which stipulates, in part:

·	The landowner has the right to veto sales of any credits under $2.00.

·
If GreenEra is unable to receive a carbon credit certification until December 31, 2013, or cannot sell, convey, assign, lend or sublet, carbon credits or any other rights or products the contract is voided.

Our Director, Mr. Panagiotis Drakopoulos is also a shareholder but not a director or officer of GreenEra Ltd.

Since the inception of the agreement with GreenEra, we have taken the following steps to implement our business plan:

·	We have researched the potential of the carbon credit business, especially for carbon credits that could derive from the preservation of forests.

·	We track and analyze the carbon credit market on a daily basis in order to develop a sound understanding of the potential for generating income and the associated risks of the market.

·	We have contacted companies specializing in the field of forest development and carbon credit issuance, in order conduct Project Development Design (PDD) studies.

·	We are regularly engaged in efforts to receive debt or equity financing for this project.

·	We continue to seek out relationships with other companies in order to develop collaborations that may minimize risk in our forestland project and/or will provide our company with income.

Until the day of this filing there have been no other developments concerning the agreement with GreenEra Ltd.  The Company has not had sufficient time post-acquisition to determine whether or not to proceed with the GreenEra project but as the agreement expires at the end of the year, the Company will make a decision prior to that date.

There is no limitation in the amount of funds we may invest in either property acquisition or property development. There is no limitation on the percentage allocation of funds or assets between property acquisition and property development or between 100% ownership or joint venture ownership.

Until the date of this filing we have not acquired any real estate asset and we have not generated any revenue from the real estate business.

Although real estate will continue to be part of our operations after the closing of the acquisition, our focus will shift because we plan to make the company a holding company. A part of company’s investments will be real estate assets, or companies that own real estate assets, which we could acquire at opportunistic prices. We plan to have diversity in the businesses that we wish to acquire. Therefore, initially the company will provide a variety of services via its wholly owned subsidiary Amplerissimo, and will actively seek for real estate opportunities.

In our new business prospects, the value and the potential use of real estate assets will play an important role in our decision to acquire other businesses.

Overview of Amplerissimo

Amplerissimo’s principal activities are the trading of products, providing representation and business consulting services in various areas as described below.

Company Organization

Amplerissimo was incorporated in Cyprus on December 8, 2007.
Address: 9, Vasili Michaelidi Street, 3026, Limassol, Cyprus. Tel: +357.25.817181

Business

Amplerissimo provides its customers with various types of  services under what is like a Master Service Agreement, meaning the Agreement with the Customer lists a menu of services we provide and the customer picks the service it wants.  These services include: data mining, statistical data analysis, research and analysis, negotiating services, credit risk analysis, credit management, conducting case studies, introduction services, e-commerce consulting, marketing management consulting, expansion strategies consulting, information systems consulting, and business management software consulting. The customer then submits what is in effect a purchase order for a particular service on the menu.  We agree with the customer on pricing and payment terms and we commence to provide the service to our customer.  The price of the service varies with the type of service requested, the length of time for which the services is requested or will be required to perform the requested service and the degree of difficulty in providing the services.  Some of the services are provided directly by our President and some are provided by third-parties which our President locates and sub contracts to provide the services.

In general, our clients are not obligated to pay us until we have completed each project in full.  In general, we offer our clients up to six months to pay our invoice in full.

The menu of services that we provide in the Master Service Agreement is in the following areas:

•
Marketing management and expansion strategies - The scope of our marketing management and expansion strategies consulting service is to conduct research on specific marketing methods such as bulk SMS (short messaging services) and automated telemarketing, analyze directories with different demographics in different regions, screen different directory providers, and determine the optimal marketing approach for a specific product or service.

•	Introductory and intermediation services – We introduce to our customers new clients and receive a percentage of sales from its transaction.
•
Information systems and business management software - The scope of our information system and business management software consulting service is to remotely access a business systems and assess the integrity and capabilities of their current software and information systems, determine whether the systems or software are obsolete or can be updated or modified to perform properly, assess the risks of keeping existing systems, provide solutions such as bridging services and software patches, and determine proper integration methods for new software on current systems or replacing both the information systems and software.

•
Credit risk and credit management - The scope of our credit risk and credit management consulting services is to provide credit risk research associated with doing business in different countries and across different industries, research the costs associated with insuring that risk, provide a statistical analysis of the credit management and credit risk insurance costs associated with the sale of products and services in different countries and industries, and provide guidance on the management of credit risk.

•
Remote Online support and remote analysis of information and software systems - We provide remote online support services by providing guidance for technical issues and troubleshooting via telephone and e-mail, and when required, we remotely access our client’s computer systems and networks in order to resolve the technical issues associated with their software or information systems. We do not perform on site technical support services.

•
Remote analysis of data and accounting software systems - This is a process by which we remotely log in to a client’s information systems and determine the deficiencies of both the information system and the software that manages them.  Many outdated information management systems do not have the capacity to deliver real time data for management.  We analyze the status of the current systems and recommend different ERP solutions that will meet management’s needs.  We also assist in implementing new systems or integrating new software packages that can work with current information systems and produce real time data required by management to make decisions.  In some instances we will have to provide bridging services that will allow us to extract data located on older systems and transfer them to the new systems we integrate.

•
Technical analysis of our client’s telecommunications systems -This entails analyzing the condition of the systems they are currently using, proposing upgrades or replacements options, and assisting with the integration of new systems.

Although real estate will continue to be part of our operations after the closing of the acquisition, our focus will shift because we plan to make the company a holding company. A part of company’s investments will be real estate assets, or companies that own real estate assets, which we could acquire at opportunistic prices. We plan to have diversity in the businesses that we wish to acquire. Therefore, initially the company will provide a variety of services via its wholly owned subsidiary Amplerissimo, and will actively seek for real estate opportunities.  In our new business prospects, the value and the potential use of real estate assets will play an important role in our decision to acquire other businesses.

Currently Amplerissimo has two clients and has two agreements that generally outline the services, time frames, pricing, payment, and other terms that the company has the ability to provide them.  Currently, neither client has an outstanding request for services.  One agreement is for a term of 10 years commencing January 13, 2013.  The other is for a term of 10 years commencing May 15, 2013.   Both agreements are terminable by either party without penalty on six months’ notice.  Nothing obligates our customers to purchase any services from us during the term of the agreements.  These agreements are filed as exhibits to this Form 8-K/A and you should refer to these agreements for a full explanation of the terms and conditions of each agreement.

Potential Future Business

In the future we intend to maintain the existing business we have with our clients and locate and sign new agreements with new clients for the provision of services we provide. Besides the industries in which we currently provide services , we plan to expand in other industries such as the apparel industry however we have not taken any action as of yet to expand our current business and cannot predict if or when we may do so.

Our Sales and Marketing

Currently we market our services via personal contacts and relationships of management.

Research and Development

The Registrant currently does not conduct any research and development.

Our Competition

There is significant competition in the sectors that we are focusing in, business consultancy. There are many companies providing specialized consulting services to international organizations and it is hard to achieve agreements with medium and/or larger size corporations in order to provide our services. In our plan we wish to expand by targeting medium or larger size companies. We currently do not focus on smaller size companies. We mostly rely on past business relationships of new officer and director Mr. Dimitrios Goulielmos in order to attract and “close” new agreements with new customers.

Intellectual Properties and Licenses

We do not have any intellectual property.

Governmental Regulation

Our business is not subject to any specific government regulations.

Employees

Our president and director is currently the primary employee of Amplerissimo, although there are two other directors of Prime Estates that will provide assistance as requested by our President .

Environmental Matters

Our operations are not subject environmental regulations.

CORPORATE INFORMATION

The principal executive office for the Registrant is located at 200 South Wacker Drive, Suite 3100, Chicago, Illinois 60606. The Registrant’s main telephone number is (312) 674-4529.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMPLERISSIMO

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements of Amplerissimo and the related notes, and other financial information included in this Form 8-K /A . Information concerning our real estate business which we are continuing is found in our Annual Report on Form 10-K filed with the SEC on September 13, 2013 and available on the SEC website at:http://www.sec.gov/Archives/edgar/data/1474167/000147793213004207/0001477932-13-004207-index.htm.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Amplerissimo’s principal activities are the trading of products, providing representation, and provision of consulting services to various sectors as described below.

Company Organization

Amplerissimo was incorporated in Cyprus on December 8, 2007.

Address: 9, Vasili Michaelidi Street, 3026, Limassol, Cyprus. Tel: +357.25.817181

Business

Amplerissimo provides its customers with various types of services under what is like a Master Service Agreement, meaning the Agreement with the Customer lists a menu of services we provide and the customer picks the service it wants.  These services include: data mining, statistical data analysis, research and analysis, negotiating services, credit risk analysis, credit management, conducting case studies, introduction services, e-commerce consulting, marketing management consulting, expansion strategies consulting, information systems consulting, and business management software consulting. The customer then submits what is in effect a purchase order for a particular service on the menu.  We agree with the customer on pricing and payment terms and we commence to provide the service to our customer.  The price of the service varies with the type of service requested, the length of time for which the services is requested or will be required to perform the requested service and the degree of difficulty in providing the services.  Some of the services are provided directly by our President and some are provided by third-parties which our President locates and sub contracts to provide the services.

In general, our clients are not obligated to pay us until we have completed each project in full.  In general, we offer our clients up to six months to pay our invoice in full.

The menu of consulting services that we provide in the Master Service Agreement is in the following areas:

•	Marketing management and expansion strategies
•	Introductory and intermediation services
•	Information systems and business management software
•	Credit risk and credit management
•	Remote Online support and remote analysis of information and software systems
•	Remote analysis of data and accounting software systems
•	Technical analysis of our client’s telecommunications systems

Currently Amplerissimo has two clients and has two agreements that generally outline the services, time frames, pricing, payment, and other terms that the company has the ability to provide them.  Currently, neither client has an outstanding request for services.  One agreement is for a term of 10 years commencing January 13, 2013.  The other is for a term of 10 years commencing May 15, 2013.   Both agreements are terminable by either party without penalty on six months’ notice.  Nothing obligates our customers to purchase any services from us during the term of the agreements.  These agreements are filed as exhibits to this Form 8-K/A and you should refer to these agreements for a full explanation of the terms and conditions of each agreement.

Results of Operations:

Years Ended December 31, 2012 and 2011:

Amplerissimo had no revenues for the years ended December 31, 2012 and 2011.

For the years ended December 31, 2011 and 2012, Amplerissimo had $612 and $455 of general and administrative expenses, respectively.

Foreign currency losses, included in “Other Comprehensive Income” amounted to $305 and $948 for the years ended December 31, 2011and 2012, respectively.

Accordingly, Amplerissimo had a net losses of $612 and $455 for the years ended December 31, 2011 and December 31, 2012, respectively, and net comprehensive losses of $917 and $1,403 for the same periods.

Six Months Ended June 31, 2013 and 2012:

Amplerissimo had no revenues for the six months ended June 30, 2013 and June 30, 2012.

Our general and administrative expenses went from zero for the six months ended June 30, 2012 to $493,718 for the same period in 2013. The increase is due to consulting expenses we incurred on projects in progress at June 30, 2013, the revenues of which we hope to realize in future periods.

Details of the projects in progress that we incurred consulting and service expenses during the six months ended June 30, 2013 are as follows:

•
Amplerissimo provided online support services for its client for the months of January through March in 2013.  These services where billed on July 31, 2013.  During this period Amplerissimo incurred expenses from a third party that administered the online support services.  Our customers have six months to pay us from the date we issue the invoice.  We expect to have collected a portion of the invoiced amount before the year end and the remainder of the invoiced amount before the six month time frame we allow for payment.  Because of the uncertainty of collectability we deferred recognition of revenue on this project as the criteria for recognition of revenue had not been met as of June 30, 2013.

•
Amplerissimo provided credit risk and credit management consulting services to its client.  Amplerissimo used a third party to complete some aspects of these services which include: the researching of credit risk associated with doing business in different countries and across different industries, research on the costs associated with insuring against different types of credit risk both regionally and across different industries, and statistical analysis of the credit management costs associated with sales derived from doing business in different countries and across different industries.  Amplerissimo analyzed this data and research and provided credit risk and credit management consulting services to its client. This project was completed and invoiced on July 31, 2013.  While providing these services to our customers we incurred the third party expenses described above.  Our customers have six months to pay us from the date we issue the invoice.  We expect to have collected a portion of the invoiced amount before the year end and the remainder of the invoiced amount before the six month time frame we allow for payment.  Because of the uncertainty of collectability we deferred recognition of revenue on this project as the criteria for recognition of revenue had not been met as of June 30, 2013.

•
Amplerissimo provided research, statistical analysis, technical assistance, and strategic planning in the fields of marketing, advertising, and the use of automating marketing management systems.  While providing these services we incurred third party expenses including:  Research and analysis on the effectiveness of different types of automated SMS (short messaging service) providers and different auto dialer machines and software, and statistical analysis of several types of SMS and telephone list sizes and demographics to determine which will be most effective.  These projects were completed and invoiced on July 31, 2013.  Our customers have six months to pay us from the date we issue the invoice.  We expect to have collected a portion of the invoiced amounts before the year end and the remainder of the invoiced amounts before the six month time frame we allow for payment.  Because of the uncertainty of collectability we deferred recognition of revenue on this project as the criteria for recognition of revenue had not been met as of June 30, 2013.

•
Amplerissimo provided remote analysis of data and accounting software systems, software and information system capabilities assessment, technical integration consulting on the implementation of software systems, and information system bridging services.  While providing these services Amplerissimo incurred third party expenses which include: remote analysis of existing accounting software systems, technical analysis of accounting system, software installation services, and information bridging services.  These projects were completed and invoiced on July 31, 2013.  Our customers have six months to pay us from the date we issue the invoice.  We expect to have collected a portion of the invoiced amounts before the year end and the remainder of the invoiced amounts before the six month time frame we allow for payment.  Because of the uncertainty of collectability we deferred recognition of revenue on this project as the criteria for recognition of revenue had not been met as of June 30, 2013.

Foreign currency gain and losses, included in “Other Comprehensive Income”, amounted to a gain of $3,240 for the six months ended June 30, 2013 and a loss of $890 for the same period in 2012.

Accordingly, Amplerissimo had net losses of $493,718 and zero for the six months ended June 30, 2013 and 2012, and net comprehensive losses of $490,478 and $890 for those same periods.

Liquidity and Capital Resources

We generated net losses for the year ended December 31, 2012 and the six month period ended June 30, 2013 and had an operating deficit accumulated through June 30, 2013 of $498,306. We have provided for our cash needs through December 31, 2012 by contributions from shareholders. The financing of virtually all of the loss for the six months ended June 30, 2013 was by our consultant/suppliers as they had not been paid as of that date.

All our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $50,000 annually, will be funded as a loan from management, to the extent that funds are available to do so. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We anticipate using the profits generated in the current fiscal year to conduct our business in the upcoming year.  The consulting expenses and other services in the amount of $490,478 represent the costs associated with providing our customers with services.  Before the end of the end of the year, we expect to have collected from our customers enough funds in order to be able to pay the total amounts owed to our consultant/supplier.  We also expect to have realized profits for the services we provided to our clients.  On November 1, 2013 we had received from our clients for unpaid invoices €680,000 or about $907,000 and had in our bank account €623,902 or about $832,000. We believe that the funds that we have collected until the day of this filing will be sufficient to allow us to pay off the $490,478 of accounts payable that we incurred for consulting services that we received as of June 30, 2013.

Until the day of this filing we have issued invoices to our clients for the total amount of € 6,427,947 or about $8,580,000.  No accounts receivable had been recorded as of June 30, 2013 as the criteria for recognition of revenue had not been met.

If we do not collect these receivables and do not generate future cash flow or raise additional funds from debt or equity financing, we may have to cease operations and investors could lose their entire investment.  We have no agreement to secure additional debt or equity funds and management is under no obligation to provide us additional funding if needed.  We currently do not have any loan arrangements in place with management to fund our planned operations.

Our independent auditors have indicated in their audit report for the years ended December 31, 2012 and 2011 that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

DESCRIPTION OF PROPERTY

Besides our leased office space, we do not presently lease or own any real property.

We rent the following property as our corporate office in Cyprus:

•     Address: 9, Vasili Michaelidi Street, 3026, Limassol, Cyprus.

•     Name of Landlord: Globalserve Consultants Ltd

•     Term of Lease: One year commencing July 29, 2013

•     Monthly Rental: $110

•     Adequate for current needs: Yes

For a description of the Property of Prime, see our Annual Report on Form 10-K filed with the SEC on September 13, 2013 and available on the SEC website at:

http://www.sec.gov/Archives/edgar/data/1474167/000147793213004207/0001477932-13-004207-index.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of September 27, 2013, for each of the following persons, prior to the transactions contemplated by the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Transaction;
•	all such directors and executive officers as a group; and
•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 25,585,532 shares of common stock issued and outstanding as of September 27, 2013, immediately prior to the Closing of the Exchange Transaction.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock2
Panagiotis Drakopoulos [1] 200 South Wacker Drive, Suite 3100, Chicago, 60606, IL.	Common	6,316,667	24.7%
DIRECTORS AND OFFICERS – TOTAL		6,316,667	24.7%

5% SHAREHOLDERS
Dynamic Investments, Ltd. [1]	Common	2,441,894	9.5%
Vasileios Mavrogiannis [1]	Common	6,991,666	27.3%
Total of 5% shareholders		9,433,560	36.9%
____________________
[1] Mr. Drakopoulos and Mr. Mavrogiannis are officers and directors of Dynamic Investments, Ltd. Therefore they control the 2,441,894-share voting block above referenced. Attributing these shares to Mr. Drakopoulos gives him a voting block of 8,758,561 shares, or 34.2% of the issued and outstanding common stock of the Company at September 27, 2013.

Percentages are based on 25,585,532 shares outstanding at September 27, 2013.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of September 27, 2013, for each of the following persons, after giving effect to the transaction under the Exchange Agreement:

•	each of our directors and named officers prior to the Closing of the Exchange Transaction;
•	all such directors and executive officers as a group; and
•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 125,585,532 shares of common stock outstanding on September 27, 2013 immediately after the Closing of the Exchange Transaction.

Name and Address of Beneficial Owners of Common Stock1	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock2
Dimitri Goulielmos [1]	Common	100,416,000	80.0%
Panagiotis Drakopoulos [2]		8,758,561	07.0%
200 South Wacker Drive, Suite 3100, Chicago, 60606, IL.
DIRECTORS AND OFFICERS – TOTAL		109,174,561	86.9%

5% SHAREHOLDERS
Vasileios Mavrogiannis [2]	Common	9,133,580	7.3%
Total of 5% shareholders		9,133,580	7.3%
___________
[1] Mr. Goulielmos is the owner of Jaron Trading Limited a company that holds 400,000 common shares. Therefore Mr. Goulielmos, in addition to the 100,016,000 common share that he personally owns, he controls the 400,000-share voting block that belongs to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos gives him a voting block of 100,416,000 shares, or 80.0% of the issued and outstanding common stock of the Company at September 27, 2013.

[2] Mr. Drakopoulos and Mr. Mavrogiannis are officers and directors of Dynamic Investments, Ltd, a company that holds 2,441,894 common shares. Therefore they control the 2,441,894-share voting block that belongs to Dynamic Investments, Ltd. Attributing these shares to Mr. Drakopoulos gives him a voting block of 8,758,561 shares, or 7.0% of the issued and outstanding common stock of the Company at September 27, 2013.

[3] Mr. Drakopoulos and Mr. Mavrogiannis are officers and directors of Dynamic Investments, Ltd, a company that holds 2,441,894 common shares. Therefore they control the 2,441,894-share voting block that belongs to Dynamic Investments, Ltd. Attributing these shares to Mr. Mavrogiannis gives him a voting block of 9,133,580 shares, or 7.3% of the issued and outstanding common stock of the Company at September 27, 2013.

Percentages are based on 125,585,532 shares outstanding at September 27, 2013.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers Prior To Change Of Control

Our directors and executive officers prior to the Change of Control were as follows:

Name	Age	Position
Panagiotis Drakopoulos	41	CEO/Secretary and Director
Konstantinos Vassilopoulos	29	CFO and Director

Panagiotis Drakopoulos joined us as Secretary and Director upon formation. Since June 2006, he has been Director and President of Dynamic Investments Ltd., a business consulting firm. From June 2006 to July 2009 he was also Director of Sea Star Shipping SA, involved in the management of ships. Mr. Drakopoulos contributes to the Board his financial, marketing, and operation management expertise as well as knowledge of our business since inception.

Konstantinos Vassilopoulos joined us as CFO and Director on January 5, 2013. Mr. Vassilopoulos contributes to the Board his financial, marketing, and operation management expertise. His duties, while he was employed in the financial, marketing, and operation management sector in the USA, mainly included operations management of companies with 30 – 100 employees, financial analysis, budgeting, and forecasting, and marketing campaign development.

Family Relationships

Directors and Executive officers have no family relationships.

Directors and Executive Officers after Change of Control

Pursuant to the Exchange Agreement, Panagiotis Drakopoulos resigned as our Chief Executive Officer and Secretary & Konstantinos Vassilopoulos resigned as our Chief Financial Officer. The following persons were appointed in their place, effective as of the Closing of the Exchange Transaction:

Name	Age	Position
Dimitrios Goulielmos	47	CEO and Director
Panagiotis Drakopoulos	41	CFO and Director
Konstantinos Vassilopoulos	29	Secretary and Director

Panagiotis Drakopoulos joined us as Secretary and Director upon formation.  Since June 2006, he has been Director and President of Dynamic Investments Ltd., a business consulting firm.  From June 2006 to July 2009 he was also Director of Sea Star Shipping SA, involved in the management of ships. Mr. Drakopoulos holds a Degree in Business Administration from the University of La Verne. Until 2003 he was working for seven years as CFO’s assistant in import-export companies located in Greece and another eight years in insurance and financial companies such as Schweiz Life and the ING Group. He contributes to the Board his financial, marketing, insurance and operation management expertise, as well as knowledge of our business since inception.

Konstantinos Vassilopoulos joined us as CFO and Director on January 5, 2013. Mr. Vassilopoulos contributes to the Board his financial, marketing, real estate, and operation management expertise.  He holds a MBA in Business with finance and accounting concentration.  Professional background includes working one year at an accounting firm, three years in the mortgage industry, eight years in operations management, one year as a financial analyst and senior advisor to a medical group, and has also been involved in several real estate transactions. Mr. Vassilopoulos also holds and manages property of his own. His duties, while he was employed in the financial, marketing, and operation management sector in the USA, mainly included operations management of companies with 30 – 100 employees, financial analysis, budgeting, forecasting, and marketing campaign development and execution.  We believe his analytical and operational management capabilities qualify him to serve as a director.

Dimitrios Goulielmos joined us as CEO and Director on September 27, 2013. Since January 1991, he has been principal attorney at the law firm of Goulielmos D. & Partners. He contributes to the Board the benefits of his legal, academic, and business background. Mr. Goulielmos is a fourth generation attorney. He received his law degree with Excellency from the Aristotle University of Thessaloniki in 1988. He did post graduate studies for International transactions and Company law at Paris France and at the LSE of London, England. In 2004 he was elected Vice-president of EUROPECHE the organization that was established by the European Committee for the consultation and proposal of solutions in the sector of Community Fishery. The same year he was also elected as National representative of Hellas in the MEDISAMAK, the organization responsible for all Mediterranean countries, in the sector of Fishery. In year 2007 he was reelected as Vice-president of EUROPECHE. He is a member of the social dialogue group of ACFA, of EU on labor affairs. He is an honorary lifetime member of International Who's Who Historical Society. Mr. Goulielmos has extensive experience in law, international deals, mergers, acquisitions, negotiations, international application of licenses, and real estate management.

Family Relationships

There are no family relationships between or among any of our directors and executive officers serving prior to the Exchange Transaction.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Board of Directors

Our board of directors is currently composed of three members. All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors will be not less than one.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee; however, we are not currently required to have such committees. The functions ordinarily handled by these committees are currently handled by our entire board of directors. Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

As of the date of this report, we have no independent directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Executive Compensation

Former Executive Officers

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal year ended July 31, 2013 and 2012.

SUMMARY COMPENSATION TABLE
Name	YE 7/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vasileios Mavrogiannis1	2013	25,000	-	-	-	-	-	-	25,000
	2012	60,000	-	-	-	-	-	-	60,000

Panagiotis Drakopoulos2	2013	60,000	-	-	-	-	-	-	60,000
	2012	60,000	-	-	-	-	-	-	60,000

Panagiotis Tolis3	2013	27,500	-	70,200	-	-	-	-	97,700

Konstantinos Vassilopoulos	2013	-	-	-	-	-	-	-	-
_________________
1.
Mr. Mavrogiannis resigned on January 5, 2013. Although we accrued $25,000 in salary through the date of his resignation, as of the date of this report, this amount and amounts accrued but unpaid as of July 31, 2013, remain unpaid. Mr. Mavrogiannis is due $76,592 as of July 31, 2013.

2.
Mr. Drakopoulos is the Principal Executive Officer and Board Chairman. Although we accrued $60,000 in salary during the year ended July 31, 2013, as of the date of this report, we made only one cash payment of $20,000 during that period. Through July 31, 2013, we owe Mr. Drakopoulos $95,000.

3.
Mr.   Tolis resigned on July 25, 2013. Although we accrued $27,500 in salary through the date of his resignation, as of the date of this report, we made only one cash payment of $5,000 during that period. Through July 31, 2013, we owe Mr. Tolis $22,500. Moreover the Company agreed to issue and pay Mr. Tolis 180,000 shares of common stock for Directors' annual services.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2013.

OUTSTANDING EQUITY AWARDS AT YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Un-exercisable
Vasileios Mavrogiannis	-	-	-	-	-	-	-
Panagiotis Drakopoulos	-	-	-	-	-	-	-
Panagiotis Tolis	-	-	-	-	-	-	-
Konstantinos Vassilopoulos	240,000	-	$0.10	01/05/17	-	-	-

Stock Option Grants

On January 5, 2013, we granted 240,000 options to an incoming Director. The options have an exercise period of four years with an exercise price of $0.10. We valued the options using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $0.18; Exercise price: $0.10; Option term: 4 years; Computed volatility: 448%. The resulting Black Scholes value was $43,151 of which $24,472 had been earned as of July 31, 2013.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our director for all services rendered in all capacities to us for the fiscal years ended July 31, 2013 and 2012.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vasileios Mavrogiannis	-	-	-	-	-	-	-
Panagiotis Drakopoulos	-	-	-	-	-	-	-
Panagiotis Tolis	-	-	-	-	-	-	-
Konstantinos Vassilopoulos	-	-	24,472	-	-	-	24,472
_______________
1.
Mr. Vassilopoulos is the Principal Financial Officer and a Director. He does not receive a cash salary but is due 240,000 options each year for services. The awarding of 240,000 for the year ended July 31, 2013 resulted in a valuation of $43,151 of which $24,472 had been earned as of July 31, 2013.

2.	Messrs. Mavrogiannis, Drakopoulos, and Tolis received compensation as executives, reported above in “Executive Compensation”.

Messrs. Mavrogiannis, Drakopoulos, and Tolis received compensation as executives, reported above in “Executive Compensation”.

Stock Option Plans

We did not have a stock option plan as of July 31, 2013.

Current Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Amplerissimo during the fiscal year ended Dec. 31, 2012 by its director and Chief Executive Officer and each of the other three highest paid executives, if any, whose total compensation exceeded $100,000 during the fiscal year ended Dec. 31, 2012.

SUMMARY COMPENSATION TABLE

Name	YE 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dimitrios Goulielmos	2012	-	-	-	-	-	-	-	-

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Director Compensation

Currently, we do not pay any compensation to our directors for their service on the board of directors. However, we intend to review and consider future proposals regarding director compensation.

Potential Payments upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

We currently have no employment agreements written or oral with any of our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Agreement and Plan of Share Exchange

On September 27, 2013, the Registrant executed the Exchange Agreement with Amplerissimo and Dimitrios Goulielmos, sole shareholder of Amplerissimo.

On the Closing Date of the Exchange Agreement, the Registrant issued 100,000,000 shares of its common stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo in exchange for 100% of the issued and outstanding common stock of Amplerissimo. After the Closing, the Registrant has a total of 125,585,532 shares of common stock outstanding, with Dimitrios Goulielmos owning approximately 80.0% of the Registrant’s total issued and outstanding common shares.

As a result of the Exchange, Dimitrios Goulielmos became the Registrant’s controlling shareholder and Amplerissimo became its wholly owned subsidiary. In connection therewith, the Registrant acquired the business and operations of Amplerissimo, and its principal business activities are conducted through Amplerissimo. We will also be continuing the real estate business as further described in our Annual Report on Form 10-K filed with the SEC on September 13, 2013 and available on the SEC website at:   http://www.sec.gov/Archives/edgar/data/1474167/000147793213004207/0001477932-13-004207-index.htm. Related party transactions with us prior to closing of the Exchange Agreement are set forth in the Report on Form 10-K.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the Over-The-Counter Markets under the symbol “PMLT.” The following table of high and low stock prices are based on actual trades.

Bid Information*
Quarter Ended	High	Low

October 31, 2011	$1.2	$0.22
January 31, 2012	0.75	0.1
April 30, 2012	0.51	0.25
July 31, 2012	0.39	0.08

October 31, 2012	$0.39	$0.1
January 31, 2013	0.4	0.12
April 30, 2013	0.6	0.15
July 31, 2013	0.6	0.25
_______________
* The quotation do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As of July 31, 2013, there were approximately 84 shareholders of record of our common stock.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

As more fully described in Item 1.01 above, in connection with the Exchange Agreement, at the Closing, the Registrant issued 100,000,000 shares of its common stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo in exchange for 100% of the capital stock of Amplerissimo. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K /A , which disclosures are incorporated herein by reference. The issuance of the common stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo pursuant to the Exchange Agreement was exempt from registration pursuant Regulation S promulgated under the Securities Act of 1933, as amended .

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

o	None of these issuances involved underwriters, underwriting discounts or commissions;
o	We placed Regulation S required restrictive legends on all certificates issued;
o	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
o	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, we provided the following to the investor:

o	Access to all our books and records.
o	Access to all material contracts and documents relating to our operations.
o	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 200 million shares of common stock $0.001 par value per share. As of the date of this report statement, there were 25,585,532 shares of common stock issued and outstanding held by approximately 84 shareholders on record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

In the election of directors, the stockholders are permitted to vote their shares cumulatively. Accordingly, each shareholder entitled to vote in the election of directors has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of the surplus of the Registrant. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Certificate of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock which has preferential liquidation rights over common stock and is non-voting. As of the date of this filing, no shares have been issued.

Potentially Dilutive Securities

On January 5, 2013, we granted 240,000 options to an incoming Director under a four-year agreement to provide 240,000 options per year at $0.10. The initial tranche of 240,000 shares expires on January 5, 2017.

No options, warrants or other potentially dilutive securities other than those disclosed above have been issued as of the date of this filing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)
We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)
We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)
To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

Charter Provisions and Other Arrangements of the Registrant

The Registrant currently has not adopted any indemnification provisions in its certificate of incorporation or bylaws for its officers and directors.

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, at the Closing, the Registrant issued 100,000,000 shares of its common stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo in exchange for 100% of the capital stock of Amplerissimo. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K /A , which disclosures are incorporated herein by reference. The issuance of the common stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo pursuant to the Exchange Agreement was exempt from registration pursuant to Regulation D under the Securities Act. The Registrant made this determination based on the representations which included, in pertinent part, that such shareholder was an “accredited investor” as that term is defined in Regulation D under the Securities Act and that such shareholder was acquiring the common stock for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on September 27, 2013, in a reverse take-over transaction, the Registrant acquired Amplerissimo and its business by executing the Exchange Agreement by and among the Registrant, Amplerissimo, and Dimitrios Goulielmos, sole shareholder of Amplerissimo.

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding shares of Amplerissimo through the issuance of 100,000,000 restricted shares of Common Stock to Dimitrios Goulielmos, sole shareholder of Amplerissimo. Immediately prior to the Exchange Agreement transaction, the Registrant had 25,585,532 shares of Common Stock issued and outstanding. Immediately after the issuance of the shares to Dimitrios Goulielmos, sole shareholder of Amplerissimo, the Registrant had 125,585,532 shares of Common Stock issued and outstanding.

In connection with the Exchange Transaction, and as more fully described in Item 5.02 below, Panagiotis Drakopoulos and Konstantinos Vassilopoulos, the Registrant’s executive officers immediately prior to the Exchange Transaction, resigned, and Dimitrios Goulielmos became our CEO, Panagiotis Drakopoulos became our new CFO, and Konstantinos Vassilopoulos became our new Secretary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on September 27, 2013 in a reverse take-over transaction, the Registrant acquired Amplerissimo and its business by executing the Exchange Agreement by and among the Registrant, Amplerissimo, and Dimitrios Goulielmos, sole shareholder of Amplerissimo. The Closing of this transaction occurred on September 27, 2013. Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K /A , which disclosures are incorporated herein by reference.

Resignation of Officers

Effective September 27, 2013, Panagiotis Drakopoulos and Konstantinos Vassilopoulos, the Registrant’s executive officers immediately prior to the Exchange Transaction, resigned as CEO and CFO, respectively.

Appointment of Officers

Effective September 27, 2013, the following persons were appointed as the Registrant’s executive officers (with Mr. Goulielmos being the only New Officer the others changing management positions, collectively “Officers”) in connection with the Exchange Transaction:

Name	Age	Position
Dimitrios Goulielmos	47	CEO
Panagiotis Drakopoulos	41	CFO
Konstantinos Vassilopoulos	29	Secretary

Appointment of Directors

Effective September 27, 2013, the following persons were appointed to the Registrant’s board of directors (with Mr. Goulielmos being the only New Director the others retaining their current Director positions, collectively “Directors”) in connection with the Exchange Transaction:

Name	Age	Position
Dimitrios Goulielmos	47	Chairman of the Board
Panagiotis Drakopoulos	41	Director
Konstantinos Vassilopoulos	29	Director

None of the Directors or Officers currently has an employment agreement with the Registrant. None of the New Directors has been named or, at the time of this Form 8-K /A , is expected to be named to any committee of the board of directors. Other than the Exchange Transaction, there are no transactions, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which any of the Officers or Directors had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the Officers or Directors is a party or in which any Officer or Director participates that is entered into or material amendment in connection with our appointment of the Officers and Directors, or any grant or award to any Officer or Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the Officers and Directors.

Descriptions of the Officers and Directors can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Directors and Officers after Change of Control.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We have changed our fiscal year end to December 31 effective upon closing of the Share Exchange Agreement.

Item 7.01 Regulation FD Disclosure.

We are filing this Report on Form 8-K /A before the due date of November 12, 2013, which is 15 days from closing of the Share Exchange Agreement, and a later filing date for the financial statements, because we wanted to get this information to the markets as soon as possible to avoid any issues in compliance with Regulation FD.
Item 9.01 Financial Statement and Exhibits.
Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference. As a result of the closing of the Exchange Transaction, the Registrant’s primary operations consist of the business and operations of Amplerissimo. In the Exchange Transaction, Prime Estates and Developments is the accounting acquiree and Amplerissimo is the accounting acquirer. Accordingly, the Registrant is presenting the financial statements of Amplerissimo.

(a) Financial Statements of the Business Acquired

The audited consolidated financial statements of Amplerissimo for the years ended December 31, 2012 and 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K /A .

(b) Exhibits

INDEX TO EXHIBITS

Exhibit	Description

2.1	Share Exchange Agreement by and among Prime Estates and Developments and Amplerissimo dated September 27, 2013
3.1	Articles of Incorporation of Prime Estates and Developments
3.2	By-Laws of Prime Estates and Developments
10.1	Master Services Agreement dated January 15, 2013 *
10.2	Master Services Agreement dated May 15, 2013 *
99.1
Audited consolidated financial statements of Amplerissimo for the years ended December 31, 2012 and 2011, and unaudited consolidated financial statements for the three and six months ended June 30, 2013 and 2012, and accompanying notes to consolidated financial statements*

__________
* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME ESTATES & DEVELOPMENTS, INC.

November 14 , 2013	By:	/s/ Panagiotis Drakopoulos
Panagiotis Drakopoulos
Chief Financial Officer